Exhibit (9)

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMRNT
                             3100 Sanders Road, J5D
                           Northbrook, Illinois 60062
                         Direct Dial Number 847.402.2400
                             Facsimile 847.403.4371


Michael J. Velotta
Vice President, Secretary
and General Counsel


                                 August __, 2001


TO:        ALLSTTE LIFE INSURANCE COMPANY OF NEW YORK
           NORTHBROOK, ILLINOIS  60062

FROM:      MICHAEL J. VELOTTA
           VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:        FORM N-4 REGISTRATION STATEMENT
           UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT
           COMPANY ACT OF 1940
           FILE NO. _______________________, 811-07467


     With reference to the above mentioned Registration Statement on Form N-4 (Registration Statement") filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the group Flexible Premium Deferred Variable Annuity Contract ("Contracts") described therein, and marketed as the AIM Lifetime Plus (SM) Enhanced Choice Variable Annuity, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of August __, 2001:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of New York.

2. The Contracts covered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectuses and Statement of Additional Information constituting a part of the Registration Statement.

                                         Sincerely,


                                         /s/MICHAEL J. VELOTTA
                                         ---------------------------------
                                         Michael J. Velotta
                                         Vice President, Secretary
                                         and General Counsel